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                                Form of Underwriting Agreement

              COPELCO CAPITAL FUNDING CORP. II
       ___% CLASS A LEASE-BACKED NOTES, SERIES 1996-A
       ___% CLASS B LEASE-BACKED NOTES, SERIES 1996-A

                   UNDERWRITING AGREEMENT

                                             August __, 1996

LEHMAN BROTHERS INC.
Three World Financial Center
New York, New York 10285

Ladies and Gentlemen:

          Copelco Capital Funding Corp. II, a corporation organized and existing under the laws of Delaware (the "Issuer") and Copelco Capital, Inc., a corporation organized and existing under the laws of Delaware ("Copelco"), hereby agree with you as follows:

          Section 1. Issuance and Sale of Notes. The Issuer has authorized the issuance of $__________ (the "Class A Initial Principal Amount") of ___% Class A Lease-Backed Notes, Series 1996-A (the "Class A Notes"), $___________ (the "Class B Initial Principal Amount") of ___% Class B Lease-Backed Notes, Series 1996-A (the "Class B Notes") and $_________ (the "Class C Initial Principal Amount"; together with the Class A Initial Principal Amount and the Class B Initial Principal Amunt, the "Inital Principal Amount") of ___% Class C Lease-Backed Notes, Seriess 1996-A (the "Class C Notes; together with the Class A Notes, and the Class B Notes the "Notes"). The Notes will be issued pursuant to an Indenture, dated as of August __, 1996 (the "Indenture"), between the Issuer and Manufacturers and Traders Trust Company (the "Trustee"). The Notes are more fully described in the Final Prospectus (as defined below), a copy of which the Issuer is furnishing to you. The Notes will evidence secured debt obligations of the Issuer. The assets of the Issuer will include a pool of healthcare equipment lease contracts, including all payments due thereunder (the "Leases") and certain interests in the underlying equipment (the "Equipment"). Capitalized terms used and not defined herein shall have the meanings specified in the Indenture.

          The Notes will be sold by the Issuer to you as underwriter (the "Underwriter").

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          The terms which follow, when used in this Agreement,
shall have the meanings indicated:


               "Effective Date" shall mean each date that the Registration Statement and any post-effective amendment or amendments thereto became or become effective under the Securities Act.

               "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

               "Final Prospectus" shall mean the prospectus that contains all disclosures required by the Securities
     Act (including Rule 430A Information) and is delivered to purchasers of the Notes at or before the time of confirmation of their purchases.

               "Preliminary Prospectus" shall mean any
     preliminary prospectus included in the Registration
     Statement, and which, as of the Effective Date, omits
     Rule 430A Information.

               "Registration Statement" shall mean the
     registration statement referred to in the preceding paragraph and any registration statement required to be filed under the Securities Act or rules thereunder, including amendments, incorporated documents, exhibits and financial statements, in the form in which it has or shall become effective and, in the event that any post-effective amendment thereto becomes effective prior to the Issuance Date, shall also mean such registration statement as so amended. Such term shall include Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A.

               "Rule 424" and "Rule 430A" refer to such rules under the Securities Act.

               "Rule 430A Information" means information with respect to the Notes and the offering thereof permitted, pursuant to Rule 430A, to be omitted from the Registration Statement when it becomes effective.

          Section 2.  Purchase and Sale of Notes.

          (a) Subject to the terms and conditions and in reliance upon the covenants, representations and warranties set forth herein, the Underwriter agrees to purchase from the Issuer the Initial Principal Amount of Notes pursuant to the terms of this Agreement on the Issuance Date at a purchase price equal to ___% of the Initial Principal Amount of the Class A Notes and ___% of the Initial Principal Amount of the Class B Notes (the "Purchase Price").

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          (b)  It is understood that the Underwriter proposes
to offer the Notes for sale to the public in the manner set forth in the Final Prospectus.

          Section 3. Delivery and Payment. (a) Delivery of and payment for the Notes to be purchased by the Underwriter shall be made at the offices of Dewey Ballantine, 1301 Avenue of the Americas, New York, New York, at 10:00 A.M., New York time, on August __, 1996 (the "Issuance Date"). The Notes shall be registered in the name of the Underwriter against payment by the Underwriter of the Purchase Price therefor less the Deferred Amount (defined herein), to or upon the order of the Issuer by one or more wire transfers in immediately available funds. Following the Effective Date, at the request of the underwriter, delivery of one or more global notes (the "Global Notes") representing the Notes shall be made to the account of the Underwriter against delivery to the Trustee of the originally issued Notes (the date of such delivery being hereinafter referred to as the "Exchange Date"). The Global Notes to be so delivered shall be registered in the name of Cede & Co., as nominee for The Depository Trust Company ("DTC"). The interests of beneficial owners of the Notes will be represented by book entries on the records of DTC and participating members thereof. Definitive Notes representing the Notes will be available under the circumstances described in the Indenture.

          The Issuer agrees to have the Global Notes available for inspection, checking and packaging by the Underwriter in New York, New York, not later than 1:00 p.m., New York City time, on the Business Day prior to the Exchange Date.

          Section 4.  Representations and Warranties. (a)  The
Issuer hereby represents and warrants to, and agrees with, the Underwriter as follows:

                  (i)  The Issuer meets the requirements for
     use of Form S-1 under the Securities Act of 1933, as amended (the "Securities Act") and has filed with the Securities and Exchange Commission (the "Commission") a registration statement (Registration No. 333-_____), including the Preliminary Prospectus relating to the Notes, on such Form S-1 for the registration under the Securities Act of the Notes. The Issuer may have filed one or more amendments thereto, including the related Preliminary Prospectus, each of which has previously been furnished to you. The Issuer will file with the Commission either, (A) prior to the effectiveness of such Registration Statement, a further amendment thereto (including the form of Final Prospectus) or, (B) after effectiveness of such Registration Statement, a Final Prospectus in accordance with Rules 43OA and 424(b)(1) or
     (4).  In the case of clause (B), the Issuer will include

     in such Registration Statement, as amended at the Effective Date, all information (other than Rule 430A
     Information) required by the Securities Act and the rules thereunder to be included with

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     respect to the Notes and the offering thereof. As filed,
     such amendment and form of Final Prospectus, or such Final Prospectus, shall include all Rule 430A Information and, except to the extent you shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus which has previously been furnished to you) as the Issuer has advised you, prior to the Execution Time, will be included or made therein.

                 (ii) On the Effective Date, the Registration Statement did or will comply in all material respects with the applicable requirements of the Securities Act and the rules thereunder; on the Effective Date and when the Final Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Issuance Date, the Final Prospectus will comply in all material respects with the applicable requirements of the Securities Act and the rules thereunder; on the Effective Date, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and the Final Prospectus, as of its date and on the Issuance Date, did not or will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Issuer makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Final Prospectus in reliance upon and in conformity with information furnished in each case, in writing to the Issuer specifically for use in connection with the preparation of the Registration Statement or the Final Prospectus by you.

                (iii)  This Agreement has been duly
     authorized, executed and delivered by the Issuer and constitutes a legal, valid and binding agreement of the Issuer enforceable in accordance with its terms, except that the provisions hereof relating to indemnification of the Underwriter may be subject to limitations of public policy.


                 (iv) Each of the Indenture and the Sales and Servicing Agreement have been duly authorized by the Issuer and, when executed and delivered by the Issuer, will constitute the legal, valid and binding obligation of the Issuer, enforceable in accordance with its terms.

                  (v)  The issuance of the Notes has been duly
     authorized by the Issuer and, when duly and validly executed,

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     authenticated and delivered in accordance with the
     Indenture and this Agreement, will be the legal, valid and binding obligations of the Issuer, enforceable in accordance with their terms, and entitled to the benefits of the Indenture.

               (vi) The issue and sale of the Notes and the performance of this Agreement, the Indenture and the Sales and Servicing Agreement by the Issuer will (A) not conflict with or result in a breach of, and will not constitute a default under any of the provisions of, its certificate of incorporation or any law, governmental rule or regulation, or any judgment, decree or order binding on the Issuer or its properties, or any of the provisions of any indenture, mortgage, deed of trust, contract or other agreement or instrument to which the Issuer is a party or by which it is bound or (B) not result in the creation or imposition of any adverse claim and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Notes or the consummation by the Issuer of the transactions contemplated by this Agreement, except such consents, approvals, authorizations, registrations or qualifications as may be required under the Securities Act and under state securities or Blue Sky laws in connection with the purchase and distribution of the Notes by the Underwriter.

                (vii)  The Issuer is not, and will not, as of
     the Issuance Date, be an "investment company" under the Investment Company Act of 1940, as amended (the "1940
     Act").

               (viii)  The Issuer hereby makes and repeats
     each of the representations and warranties set forth in Article Eleven of the Indenture. Such representations and warranties are incorporated by reference in this
     Section 4(a) and the Underwriter may rely thereon as if such representations and warranties were fully set forth herein.


          (b) Copelco hereby represents and warrants to and agrees with the Underwriter as follows:

                  (i)  This Agreement has been duly
     authorized, executed and delivered, the Sales and Servicing Agreement has been duly authorized, and this Agreement constitutes, and when executed and delivered, the Sales and Servicing Agreement will constitute the legal, valid and binding obligations of Copelco, enforceable in accordance with their respective terms, except that the provisions hereof relating to indemnification of the Underwriter may be subject to limitations of public policy.

                 (ii)  The performance of this Agreement by
     Copelco, and the consummation by Copelco of the transactions herein contemplated, will (A) not conflict with or result in

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     a breach of, and will not constitute a default under any
     of the provisions of its certificate of incorporation or by-laws or any law, governmental rule or regulation, or any judgment, decree or order binding on Copelco or its properties, or any of the provisions of any indenture, mortgage, deed of trust, contract or other agreement or instrument to which Copelco is a party or by which it is bound or (B) not result in the creation or imposition of any adverse claim and no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the consummation by Copelco of the transactions contemplated by this Agreement, except such consents, approvals, authorizations, registrations or qualifications as may be required under the Securities Act and under state securities or Blue Sky laws in connection with the purchase and distribution of the Notes by the Underwriter.

                (iii)  Copelco hereby makes and repeats the
     representations and warranties set forth in Section 2 of the Sales and Servicing Agreement. Such representations and warranties are incorporated by reference in this
     Section 4(b), and the Underwriter may rely thereon as if such representations and warranties were fully set forth herein.

                 (iv)  Copelco represents and warrants it has
     delivered to the Underwriter complete and correct copies of its balance sheet and statements of income and retained earnings reported by Copelco Credit Corporation and Copelco Financial Services Group, Inc. (the "Copelco Entities") for the year ended December 31, 1994. Except as set forth in or contemplated in the Registration Statement and the Final Prospectus, there has been no material adverse change in the condition (financial or otherwise) of the Copelco Entities since December 31, 1995.

                  (v)  Any taxes, fees and other governmental
     charges arising from the execution and delivery of this Agreement, the Sales and Servicing Agreement and the Indenture and in connection with the execution, delivery and issuance of the Notes and with the transfer of the Leases and the Equipment, have been paid or will be paid by the Issuer.

          (c) Each of the Issuer and Copelco represents and warrants to you, jointly and severally, that:

                  (i)  There is no pending or threatened
     action, suit or proceeding against or affecting it in any court or tribunal or before any arbitrator of any kind or before or by any governmental authority (A) asserting the invalidity of this Agreement, the Sales and Servicing Agreement, the Indenture or the Notes, (B) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement, the Sales and Servicing

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     Agreement or the Indenture or (C) seeking any
     determination or ruling that might materially and adversely affect (x) its performance of its obligations under this Agreement, the Sales and Servicing Agreement or the Indenture (as applicable) or (y) the validity or enforceability of this Agreement, the Sales and Servicing Agreement, the Indenture or the Notes.

                 (ii)  KMPG-Peat Marwick is an independent
     public accountant with respect to the Copelco Entities and the Issuer within the meaning of the Securities Act and the rules and regulations promulgated thereunder.

          Section 5.  Covenants of the Issuer and Copelco.
The Issuer and Copelco, jointly and severally, hereby covenant and agree with you as follows:

          (a) To use best efforts to cause the Registration Statement, and any amendment thereto, if not effective as of the date hereof, to become effective. If the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Final Prospectus is otherwise required under Rule 424(b), the Issuer will file the Final Prospectus, properly completed, pursuant to Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Underwriter of such timely filing. The Issuer will promptly advise the Underwriter (i) when the Registration Statement shall have become effective, (ii) when any amendment thereof shall have become effective, (iii) of any request by the Commission for any amendment or supplement of the Registration Statement or the Final Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose, and (v) of the receipt by the Issuer of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Issuer will not file any amendment of the Registration Statement or supplement to the Final Prospectus to which the Underwriter reasonably objects. The Issuer and Copelco will use best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

          (b)  If, at any time when a Final Prospectus
relating to the Notes is required to be delivered under the Securities Act, any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or, if it shall be necessary to supplement such Final Prospectus to comply with the Securities Act or the rules thereunder, the Issuer promptly will prepare and file with the Commission, subject to paragraph (a) of this Section 5, a

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supplement which will correct such statement or omission or an amendment which will effect such compliance.

          (c) As soon as practicable, the Issuer will make generally available to Noteholders and to the Underwriter an earnings statement or statements of the Issuer which will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act.

          (d) The Issuer will furnish to the Underwriter and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by the Underwriter or any dealer may be required by the Securities Act, as many copies of each Final Prospectus relating to the Notes and any supplement thereto as the Underwriter may reasonably request.

          (e) Copelco and the Issuer will take all reasonable actions requested by the Underwriter to arrange for the qualification of the Notes for sale under the laws of such jurisdictions within the United States or as necessary to qualify for DTC and as the Underwriter may designate, will maintain such qualifications in effect so long as required for the completion of the distribution of the Notes, provided, in connection therewith the Issuer shall not be required to qualify as a foreign corporation doing business in any jurisdiction.

          (f) For so long as the Notes are outstanding, the Issuer and Copelco shall deliver to the Underwriter by first-class mail and as soon as practicable a copy of all reports and notices delivered to the Trustee or the Noteholders under the Indenture.

          (g) For so long as the Notes are outstanding, the Issuer and Copelco will furnish to the Underwriter as soon as practicable after filing any other information concerning the Issuer or Copelco filed with any government or regulatory authority which is otherwise publicly available.

          (h) To the extent, if any, that any rating provided with respect to the Notes set forth in Section 6(g) hereof is conditional upon the furnishing of documents reasonably available to the Issuer or Copelco, the Issuer and Copelco shall furnish such documents.

          Section 6. Conditions of Underwriter's Obligation. The obligations of the Underwriter to purchase and pay for the Notes on the Issuance Date shall be subject to the accuracy in all material respects of the representations and warranties of the Issuer and Copelco herein, in the Sales and Servicing Agreement and in the Indenture, to the performance by the Issuer and Copelco in all material respects of their obligations hereunder and to the following additional conditions:

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          (a)  The Issuer and Copelco shall each have
delivered a certificate (an "Officer's Certificate"), dated the Issuance Date, signed by its President and its Chief
Financial Officer, to the effect that:


                  (i)  the representations and warranties made
     by the Issuer or Copelco (as the case may be) in this Agreement, the Indenture and the Sales and Servicing Agreement are true and correct in all material respects at and as of the date of such Officer's Certificate as if made on and as of such date (except to the extent they expressly relate to an earlier date);

                 (ii)  the Issuer or Copelco (as the case may
     be) has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied under this Agreement, the Indenture and the Sales and Servicing Agreement at or prior to the date of such Officer's Certificate;

                (iii)  nothing has come to such officer's
     attention that would lead him to believe that the Final Prospectus contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

                 (iv)  such officer is not aware of (A) any
     request of the Commission for further amendment of the Registration Statement or the Final Prospectus for any additional information, (B) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation or threatening of any proceeding for that purpose or (C) any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the threatening of any proceeding for that purpose.

          (b)  You shall have received from Spencer N.
Lempert, Esq., a favorable opinion (subject to customary and usual qualifications), dated the Issuance Date and reasonably satisfactory in form and substance to the Underwriter and its counsel with respect to, or to the effect that: (i) the due formation and qualification of each of the Issuer and Copelco and that the Issuer and Copelco, as applicable, have the corporate power and authority to perform this Agreement, the Sales and Servicing Agreement, the Indenture and the Copelco Limited Guarantee and the transactions contemplated herein and therein; (ii) the due authorization, execution, delivery and enforceability of this Agreement, the Sales and Servicing Agreement, the Indenture and the Copelco Limited Guarantee, as applicable, by the Issuer and Copelco; (iii) each of this Agreement, the Sales and Servicing Agreement, the Indenture and the Copelco Limited Guarantee are the legal, valid and binding obligation of the Issuer and Copelco, as

                              9

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applicable, enforceable against each of them in accordance
with its terms (subject to customary exceptions relating to bankruptcy and laws affecting creditors' rights); (iv) the Notes have been duly authorized, executed and delivered by the Issuer and constitute the legal, valid and binding obligations of the Issuer, enforceable in accordance with their terms (subject to customary exceptions as to bankruptcy and laws affecting creditors' rights) and are entitled to the benefits of the Indenture; (v) the issuance and sale of the Notes by the Issuer, the performance of this Agreement by the Issuer and Copelco and the compliance by the Issuer and Copelco with the terms of the Indenture, the Sales and Servicing Agreement and the Copelco Limited Guarantee, as applicable, and the consummation of the transactions contemplated herein and therein will not conflict with the organizational documents of the Issuer or Copelco, or to the best of such counsel's knowledge, any other contracts to which the Issuer or Copelco is a party or by which either of them is bound; (vi) to the best of such counsel's knowledge, there is no legal or governmental proceeding threatened or pending against the Issuer or Copelco which would have a material adverse effect on the issuance of the Notes; (vii) in the event a court disregarded the intent of the parties and characterized the transfers as a pledge of collateral, the Sales and Servicing Agreement and accompanying documentation creates a valid security interest in the Leases and the Equipment (or interests therein) under New Jersey law; and (viii) assuming no prior financing statements covering the Leases are in effect, that financing statements covering the Leases and naming (A) the Issuer as secured party and Copelco as debtor and (B) the Issuer as debtor and the Trustee as secured party are being filed in the appropriate filing offices of the State of New Jersey, and that the Trustee has taken possession of the Leases, the Trustee has a first priority perfected security interest in all right, title and interest of Copelco and the Issuer in the Leases. In rendering such opinion, counsel may rely, to the extent deemed proper and as stated therein, as to matters of fact on certificates of responsible officers of the Issuer or Copelco and public officials and as to matters of state law of jurisdictions other than the jurisdictions in which such counsel is admitted to practice, on opinions of local counsel satisfactory to the Underwriter.

          (c) The Underwriter shall have received from Dewey Ballantine, special counsel for the Underwriter, such opinion or opinions, dated the Issuance Date, with respect to the validity of the Notes, the Registration Statement, the Final Prospectus, true sale, nonconsolidation and other related matters as the Underwriter may require.

          (d)  At the Execution Time and at the Issuance Date,
KMPG-Peat Marwick shall have furnished to the Underwriter a letter or letters, dated the date of this Agreement and the Issuance Date, respectively, in form and substance satisfactory to the Underwriter.

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          (e)  The Class A Notes shall have been rated at
least "___" and "___" and "____" by Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies ("S&P"), Moody's Invetors Service, Inc. ("Moody's") and Duff & Phelps Credit Rating Co. ("DCR"), respectively, the Class B Notes shall have been rated at least "___", "___" and "___" by [S&P, Moody's and DCR], respectilvely and the Class C Notes have been rated at least "___", "___" and "___" by [S&P, Moody's and DCR], which ratings shall not have been reduced or withdrawn as evidenced by the Officer's Certificate referred to in Section 6(b).

          (f) Counsel to the Trustee shall have delivered a favorable opinion (subject to customary and usual exceptions), dated the Issuance Date, as the case may be, and satisfactory in form and substance to the Underwriter and counsel for the Underwriter and to the Issuer and Copelco and their counsel with respect to, or to the effect that: (i) the due incorporation and valid existence of the Trustee, (ii) the due authorization, execution and delivery by the Trustee of the Indenture, (iii) the Indenture is the legal, valid and bending obligation of the Trustee, enforceable against the Trustee in accordance with its terms (subject to customary and usual exceptions), (iv) no approvals or filings with any Governmental Authority required in connection with the execution, delivery or performance by the Trustee of the Indenture and (v) the execution, delivery and performance of the Indenture will not cause any default under the Trustee's organizational documents or other contracts to which it is a party or by which it is bound.

          (g)  All proceedings in connection with the
transactions contemplated by this Agreement and all documents incident hereto shall be reasonably satisfactory in form and substance to you, and you and your special counsel shall have received such other information, certificates and documents as you or they may reasonably request.

          Section 7. Reimbursement of Expenses. In the event that (x) no closing of the sale of the Notes occurs by the Issuance Date through no fault of the Issuer or Copelco or because the conditions set forth in Sections 6(d) and 6(f) have not been met, or (y) the Underwriter terminates the engagement pursuant to Section 10 or because any conditions precedent in Section 6 (other than Section 6(d)) have not been fulfilled, then the Issuer and Copelco's liability to the Underwriter shall be limited to the reimbursement of the Underwriter's expenses incurred through the date of termination for its reasonable out-of-pocket and incidental expenses. In addition, whether or not the Notes are issued or sold:

          (a) The Issuer or Copelco shall pay the reasonable fees and expenses associated with the transactions contemplated hereby not paid by the Underwriter in accordance with the provisions of

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Section 7(b) including, without limitation, the following fees and expenses:

                  (i)  Rating Agency fees payable to S&P,
     Moody's and DCR with respect to their ratings of the Notes;

                 (ii)  fees charged by the firm of independent
     public accountants referred to in Section 6(e);

                (iii)  filing fees in connection with the
     transactions contemplated hereby including, but not limited to, the Commission;

                 (iv)  fees and expenses of counsel to the
     Underwriter;

                  (v)  Trustee's fees and fees of counsel to
     the Trustee;

                 (vi)  the costs and expenses of printing the
     Registration Statement and the Prospectus;

                (vii)  the costs of printing or reproducing
     this Agreement, the Blue Sky Survey and any other documents in connection with the offer, sale and delivery of the Notes;

               (viii)  all expenses in connection with the
     qualification of the Notes under state securities laws as provided in section 4(a)(vi), including the fees and disbursements of counsel in connection with the Blue Sky Survey;


                 (ix)  the cost of preparing the Notes;

                  (x)  the cost or expenses of any transfer
     agent or registrar; and

                 (xi)  all other costs and expenses incident
     to the performance of their obligations hereunder which are not otherwise specifically provided for in this
     Section 7; provided, however, that Copelco does not hereby waive any rights to reimbursement from the Underwriter in the event of the Underwriter's failure to perform in accordance with this Agreement.

               (b) It is understood and agreed that, except as provided in Section 8 and 9, the Underwriter will pay securities transfer taxes on resale of any of the Notes by them, and any advertising expenses connected with any offers they may make.

          Section 8. Indemnification and Contribution. (a) The Issuer and Copelco, jointly and severally, will indemnify and hold harmless the Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Final Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will promptly reimburse the Underwriter for any legal or other expenses reasonably incurred by the Underwriter in connection with investigating, preparing to defend or defending, or appearing as a third-party witness in connection with, any such action or claim; provided, however, (i) that the Issuer and Copelco shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement or the Final Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Issuer or Copelco by the Underwriter expressly for use therein and (ii) such indemnity with respect to any Final Prospectus shall not inure to the benefit of the Underwriter from whom the Person asserting any such action or claim purchased the Notes which are the subject thereof if such Person did not receive a copy of the Final Prospectus (or the Final Prospectus as amended or supplemented) at or prior to the confirmation of sale of such Note to such Person in any case where such delivery is required by the Securities Act and the untrue statement or omission of a material fact contained in such Final Prospectus was corrected in the Final Prospectus as amended or supplemented.

          (b)  The Underwriter will indemnify and hold
harmless the Issuer and Copelco against any losses, claims, damages or liabilities to which the Issuer or Copelco may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Final Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement or the Final Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Issuer or Copelco by the Underwriter expressly for use therein; and will reimburse the Issuer or Copelco for any legal or other expenses reasonably incurred by the Issuer or Copelco in connection with the investigating, preparing to defend or defending, or appearing as a third-party witness in connection with, any such action or claim. The Issuer and Copelco acknowledge that the statements set forth in the last paragraph of the cover page and under the heading "Underwriting" in the Registration Statement, the Preliminary Prospectus and the FInal Prospectus constitute the only information furnished in writing by or on behalf of the Underwriter for inclusion in the Registration Statement or the Final Prospectus, and you confirm that such statements are correct.

          (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by counsel that representation of such indemnified party and the indemnifying party may be inappropriate under applicable standards of professional conduct due to actual or potential differing interests between them, the indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. It is understood that the indemnifying party shall, in connection with any such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys together with appropriate local counsel at any time from all indemnified parties not having actual or potential differing interests with any other indemnified party. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to appoint counsel to defend such action and approval by the indemnified party of such counsel, the indemnifying party will not be liable for any settlement entered into without its consent and will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence,
(ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii). Notwithstanding the immediately preceding sentence and the first sentence of this paragraph, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.

          (d)  If the indemnification provided for in this
Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Issuer and Copelco on the one hand and the Underwriter on the other from the offering of the Notes. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Issuer or Copelco on the one hand and the Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Issuer or Copelco on the one hand and the Underwriter on the other shall be deemed to be in the same proportion that the total net proceeds from the offering (before deducting expenses) received by the Issuer and Copelco bear to the total underwriting discounts and commissions received by the Underwriter, in each case as set forth in the table on the cover page of the Final Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer or Copelco on the one hand or the Underwriter on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Issuer, Copelco and the Underwriter agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing to defend or defending, or appearing as a third-party witness in connection with, any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of damages which the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          (e) The obligations of the Issuer and Copelco under this Section 8 shall be in addition to any liability which the Issuer or Copelco may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Securities Act; and the obligations of the Underwriter under this Section 8 shall be in addition to any liability which the Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Issuer and Copelco and to each person, if any, who controls the Issuer or Copelco within the meaning of the Securities Act.

          Section 9.  Survival.  The respective
representations, warranties and agreements of the Issuer, Copelco and the Underwriter set forth in or made pursuant to this Agreement will remain in full force and effect, notwithstanding any investigation heretofore or hereafter made by or on behalf of the Issuer, Copelco or the Underwriter, and such representations, warranties and agreements made by the Issuer and Copelco shall survive the delivery and payment for the Notes. The provisions of Section 7 and 8 shall survive the termination or cancellation of this Agreement.

          Section 10. Termination. (a) This Agreement may be terminated by you at any time upon the giving of notice at any time prior to the Issuance Date: (i) if there has been, since December 31, 1995, any material adverse change in the condition, financial or otherwise, of Copelco or the Issuer, or in the earnings, business affairs or business prospects of Copelco or the Issuer, whether or not arising in the ordinary course of business, or (ii) if there has occurred any outbreak or escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in your reasonable judgment, impracticable to market the Notes or enforce contracts for the sale of the Notes, or (iii) if trading generally on either the American Stock Exchange or the New York Stock Exchange has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchanges or by order of the Commission or any other governmental authority, or (iv) if a banking moratorium has been declared by either federal or New York authorities. In the event of any such termination, no party will have any liability to any other party hereto, except as otherwise provided in Section 7 or 8 hereof.

          (b) This Agreement may not be terminated by the Issuer or Copelco, except in accordance with law, without the written consent of the Underwriter.

          (c)  Notwithstanding anything herein to the
contrary, in the event the Issuer or Copelco does not perform any obligation under this Agreement or any representation and warranty hereunder is incomplete or inaccurate in any material respect, this Agreement and all of the Underwriter's obligations hereunder may be immediately cancelled by the Underwriter by notice thereof to the Issuer or Copelco. Any such cancellation shall be without liability of any party to any other party except that the provisions of Sections 8 and 9 hereof shall survive any such cancellation.

          Section 11. Notices. All communications provided for or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered to or mailed by certified or registered mail, postage prepaid, or transmitted by telex or telegraph and confirmed by a similar mailed writing, if to you, addressed to you, at the address first stated in this Agreement, or to such other address as you may designate in writing to the Issuer and Copelco; if to Copelco, addressed to Copelco at East Gate Center, 700 East Gate Drive, Mount Laurel, New Jersey 08054-5400, if to the Issuer, addressed to the Issuer at 1700 Suckle Plaza, Pennsauken, New Jersey 08110, or to such other address as Copelco or the Issuer may have designated in writing to you.

          Section 12.  Successors.  This Agreement will inure
to the benefit of and be binding upon the Issuer and Copelco and their successors and assigns and the Underwriter and its successors and assigns.

          Section 13. Entire Agreement. This Agreement and the documents referred to herein and to be delivered pursuant hereto constitute the entire agreement between the parties pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties.


          Section 14.  Governing Law. (a) THIS AGREEMENT IS TO
BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL
LAWS

(AS OPPOSED TO CONFLICT OF LAWS PROVISIONS) OF THE STATE OF
NEW YORK.

          (b) THE ISSUER AND COPELCO HEREBY SUBMIT TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY, AND EACH WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY REGISTERED MAIL DIRECTED TO THE ADDRESS SET FORTH IN SECTION 11 HEREOF AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE DAYS AFTER THE SAME SHALL HAVE BEEN DEPOSITED IN THE U. S. MAILS, POSTAGE PREPAID. THE ISSUER AND COPELCO HEREBY WAIVE ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF THE ISSUER OR COPELCO TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT EITHER'S RIGHT TO BRING ANY ACTION OR PROCEEDING IN THE COURTS OF ANY OTHER JURISDICTION.

          (c) THE ISSUER AND COPELCO HEREBY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE ARISING OUT OF, CONNECTED WITH, RELATED TO, OR IN CONNECTION WITH THIS AGREEMENT. INSTEAD, ANY DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

          Section 15.  Counterparts.  This Agreement may be
executed in two or more counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument.

          Section 16. Miscellaneous. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

          If you are in agreement with the foregoing, please sign a counterpart hereof and return the same to the Issuer or Copelco, whereupon this Agreement shall become a binding agreement between you, and the Issuer and Copelco.

                            Very truly yours,

                            COPELCO CAPITAL, INC.

                            By: ___________________________
                                Name:
                                Title:

                            COPELCO CAPITAL FUNDING CORP. II

                            By: ___________________________
                                Name:
                                Title:

The foregoing Agreement is
hereby accepted and entered
into as of the date hereof.

LEHMAN BROTHERS INC.,
  As Underwriter

By: _______________________
    Name:
    Title: